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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	January 28, 2004

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
83 Halls Road, Old Lyme, Connecticut 06371
(Address of principal executive offices) (Zip Code)
(860) 434 - 5535
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

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Item 5. Other Events and Regulation FD Disclosure.

On January 28th, 2004, the Registrant announced that it had received notice from the Japan Patent Office (JPO) that the Registrant’s wholly owned subsidiary, USA Video Inc.’s Patent Application (Application No. HEI 4-77151), covering its store-and-forward video technology, had received final approval.  The Japanese Patent Office will be registering and issuing its final patent notification and patent number in due course.  In addition to this patent approval, the Registrant holds similar patents in the US, Canada, Germany, England, France, Spain, and Italy.

A copy of the News Release dated January 28th, 2004 is furnished as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

Exhibit 99.1

News Release dated January 28th, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :

January 28th, 2004

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary

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Old Lyme, Connecticut, January 28, 2004 -- USA Video Interactive Corp. (OTCBB: USVO; TSX: US; BSE/Frankfurt: USF; http://www.usvo.com/) has received notice from the Japan Patent Office (JPO) that the Company’s wholly owned subsidiary, USA Video Inc.’s Patent Application (Application No. HEI 4-77151), covering its store-and-forward video technology, has received final approval.  The Japanese Patent Office will be registering and issuing its final patent notification and patent number in due course.  The patent is virtually identical to U.S. patent, #5,130,792, issued July 14, 1992 by the US Patent and Trademark Office.  This U.S. patent is considered a pioneering patent in the field of video-on-demand and Internet video, and has been cited by at least 165 other patents.  In addition to this patent approval, USVO holds similar patents in the US, Canada, Germany, England, France, Spain, and Italy.

USVO’s subsidiary, USA Video Technology Corporation has filed a lawsuit in the US District Court of Delaware against Movielink LLC.  Warner Brothers, Paramount Pictures Corporation, Metro Goldwyn Mayer, Universal Studios and Sony Pictures Entertainment are members of the limited liability company that owns and operates Movielink LLC and the www.movielink.com web site.  The Company alleges that Movielink has infringed and continues to infringe on the Company’s patented video delivery technology.  USVO and its subsidiary have retained the international intellectual property law firm of Steptoe & Johnson to represent its interests in this legal action.

"The approval of this patent is not only a validation of our intellectual property from a very important governmental agency;" said Edwin Molina, President and CEO of the company, "it also increases USA Video Interactive's ability to market its technology in major markets worldwide."

About USA Video Interactive Corp.

USVO is a developer and supplier of Internet media delivery services, systems, and innovative end-to-end solutions.  The Company developed its StreamHQ(TM) architecture to provide a wide range of business customers with value-added media delivery services. In addition, the Company has developed and recently released MediaSentinel(TM), its proprietary patent pending core digital rights management technology. USVO holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 165 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, and Italy. For more information, visit www.usvo.com.

USA Video Interactive Corporate Headquarters Office: 83 Halls Road, Old Lyme, Connecticut, 06371  Telephone (860) 434 - 5535  Facsimile (860) 434 - 5782; Canada Office:  507 – 837 West Hastings Street, Vancouver, BC   V6C 3N6.  Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange US; Trading symbol on the Berlin and Frankfurt Stock Exchanges: USF.   CUSIP 902924208. For more information contact Edwin Molina (860) 434 – 5535.

The press release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statements.  Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.

The TSX Venture Exchange (TSX) has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.